UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 15, 2005

IMCLONE SYSTEMS INCORPORATED

(Exact name of Registrant as Specified in Charter)

Delaware	0-19612	04-2834797
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Varick Street

New York, New York 10014

(Address of Principal Executive Offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 15, 2005, ImClone Systems Incorporated (the “Company”) entered into a Collaboration and License Agreement with UCB S.A., a company registered in Belgium (the “Agreement”) for the development and commercialization of CDP-791, UCB’s novel, investigational PEGylated diFab antibody targeting the vascular endothelial growth factor receptor-2 (“VEGFR-2”).  The press release announcing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

No upfront or milestone payments are payable under the Agreement.  The Agreement provides that the Company and UCB will share equally all agreed upon development costs for CDP-791 as well as worldwide profits derived from the commercialization of CDP-791 in indications jointly pursued by the parties.  The Company will also receive an incremental single-digit royalty on net sales worldwide for such indications.  Under certain circumstances, one party may be entitled to pursue (in its territory) an indication independently of the other party, which retains the option to join in the development or commercialization at a later stage.  The Company has exclusive commercialization rights to CDP-791 in North America, with UCB receiving such rights in Europe, Japan, and the rest of the world.

UCB’s Phase II proof of concept study in non-small cell lung cancer is scheduled to start in the next few weeks, with results anticipated by the end of next year.  The Company and UCB plan to pursue a Phase II study in renal cancer and are evaluating clinical trials in other indications, including ovarian and colorectal cancers.  For the balance of the year, the Company anticipates an increase in clinical development expenses by $3 million to $5 million as a result of spending on clinical trials related to CDP-791, or an expected clinical and regulatory expense of approximately $48 million to $50 million for the full year 2005.

The Company is currently developing its own anti-VEGFR-2 antibody known as IMC-1121B and plans to continue developing this antibody – currently in Phase I testing – through Phase II testing in parallel with the development of CDP-791.  If within a period of approximately five years the Company determines that IMC-1121B is more commercially viable, the Company may opt-out of the CDP-791 partnership at no additional cost, in which case the Company would be entitled to receive a royalty under certain circumstances.

Certain matters discussed in this report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the Company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the Company and the statements contained in this report can be found in the Company’s filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.  For forward-looking statements in this report, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Item 8.01.  Other Events

On August 15, 2005, ImClone Systems Incorporated issued a press release, attached as Exhibit 99.1 and incorporated herein by reference, announcing its entry into a material definitive agreement, as described in greater detail in Item 1.01 hereof.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED

By:	/s/ Erik Ramanathan
	Name:	Erik Ramanathan
	Title:	Vice President , General Counsel

Date:  August 16, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated August 15, 2005.